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                                                                     EXHIBIT 3.3


                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                        --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF THE STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "SOLUTIONSAMERICA, INC.", FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF JUNE, A.D. 2000, AT 9 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.


                                     [SEAL]

3056948   8100                              /s/ EDWARD J. FREEL
                                            -----------------------------------
001308009                                   Edward J. Freel, Secretary of State

                                            AUTHENTICATION: 0503894
                                                      DATE: 06-16-00
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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION


        SolutionsAmerica,Inc., a corporation organized and existing under the and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:


        FIRST: That the Board of Directors of said Corporation, by the unanimous written consent of its members adopted a resolution proposing and declaring advisable the following Amendment to the Certification of said Corporation:

        RESOLVED, that the Certificate of Incorporation be amended by changing said first paragraph of Article FOURTH thereof so that, as amended, said first paragraph of said Article shall be read as follows:

                "FOURTH: The total number of shares of stock that the corporation is authorized to issue is fifty-one million (51,000,000) shares consisting of fifty million (50,000,000) shares of common stock having a par value of $.0001 per share, and one million (1,000,000) shares of preferred stock having a par value of $.0001 per share."

        SECOND: That in lieu of a meeting and vote of the stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.



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                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 06/16/2000
                                                          001308009 - 3056948




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     THIRD: That aforesaid Amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said SolutionsAmerica, Inc. has caused this Certificate to be signed by Gary Horowitz, its President, and attested by Michael G. Clark, its Secretary, this 16th day of May, 2000.


                                        SOLUTIONSAMERICA, INC.

                                        By: /s/ GARY HOROWITZ
                                            ------------------------
                                            Gary Horowitz, President

Attest:

By: /s/ MICHAEL G. CLARK
    ---------------------------
    Michael G. Clark, Secretary


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